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                                                                    EXHIBIT 10.3

                             STOCK PLEDGE AGREEMENT

      THIS AGREEMENT is between EUCENE WELDING COMPANY, a Michigan corporation (the "Corporation" and the "Debtor") and CHARLES VANELLA (the "Secured Party"), and CUSMANO & CO., P.C., a Michigan professional corporation ("Escrow Agent").

      This Agreement shall be effective April 2, 2004.

                                   BACKGROUND:

      Debtor and Secured Party are parties to a certain Stock Redemption Agreement, dated April 2, 2004 (the "Redemption Agreement"). Debtor has issued Secured Party a promissory note. To secure payment of the note and performance of certain other obligations, Debtor is granting Secured Party a security interest in certain shares of stock upon the terms and conditions of this Agreement.

      THEREFORE, the parties agree as follows:

      1. Pledge of Stock. For valuable consideration, the receipt of which is hereby acknowledged, Debtor hereby pledges and grants a security interest to Secured Party in certain "Stock" described in Section 2 and the following property, to secure Debtor's payment or performance of the "Obligations" defined in Section 3: (a) all securities, security entitlements and other financial assets, instruments, and other property ("additional property") at any time received or receivable by Debtor by reason of any stock dividend, stock split, recapitalization, reclassification, merger, consolidation, liquidation, exchange, renewal, redemption, substitution, or other transaction regarding the Stock or regarding any additional property; (b) all dividends, interest, and other distributions at any time received or receivable by Debtor with respect to any of the Stock or any additional property; and (c) all proceeds of the foregoing. The foregoing properties and proceeds are referred to in this agreement as "Collateral."

      2. Stock. The "Stock" being pledged is six (6) shares of the common stock of the Corporation which the Debtor redeemed from the Secured Party.

      3. Obligations. For purposes of this Agreement, the "Obligations" of Debtor are the following:

         3.1 Debtor's obligation to pay a promissory note (the "Note") dated effective April 2, 2004, issued to Secured Party, in the original principal amount of Six Hundred Seventy Thousand ($670,000) according to its terms, including any acceleration provisions; it shall be a default of the Note obligations if any guaranty that now or in the future secures payment or performance of the Note is terminated or limited for any reason, without the written consent or agreement of Secured Party;

         3.2 Debtor's representations, warranties, covenants and obligations under the Redemption Agreement.

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COX, HODGMAN & GIARMARCO, P.C.
101 West Big Beaver Road, Suite 1000, Troy, Michigan 48084-5280
248-457-7000

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            3.3 Debtor's representations, warranties, covenants and obligations under this Agreement.

      4. Debtor's Representations, Warranties, and Covenants. Debtor represents, warrants and covenants the following:

            4.1 Authority to Grant Security interest. Debtor is a corporation validly organized and existing under the Laws of the State of Michigan, and Its Board of Directors has authorized Debtor to enter into this Agreement. The pledge of the Collateral pursuant to this Agreement does not violate the terms of any contract or agreement to which Debtor is a party, or any decision, order or judgment of any court, administrative agency or other governmental body.

            4.2 Title to, Condition, and Use of Collateral. Debtor owns the Collateral free and clear of all encumbrances, security interests, liens, adverse claims, or other claims in favor of any third party, or any right or option of any third party to purchase or acquire any of the Collateral, and will keep the Collateral free and clear of all encumbrances, security interests, liens, adverse claims, or other claims in favor of any third party, or any right or option of any third party to purchase or acquire any of the Collateral during the term of this Agreement, except for the security interest granted under this Agreement. Debtor has the unqualified right to transfer the Collateral to Secured Party.

            4.3 Miscellaneous. Debtor will periodically execute financing statements (UCC-1), continuation statements, or other documents reasonably requested by Secured Party, if necessary or appropriate to perfect, continue, or maintain the priority of the security interest in the Collateral granted to Secured Party under this Agreement or necessary to place the additional property comprising the Collateral to the Escrow Agent.

      5. Agreements of Debtor. Debtor agrees that:

            5.1 Debtor will promptly sign and deliver to the Escrow Agent all stock powers, bond powers, assignments, endorsements, powers of attorney, agreements instructions to issuers, securities intermediaries, and other parties, and other documents that Secured Party may from time to time request to perfect Secured Party's security interest in the Collateral or to facilitate transfer of the Collateral.

            5.2 Debtor will not sell, lease, transfer, or assign any Collateral or any interest in any Collateral or permit any Collateral to be transferred by operation of law.

            5.3 Debtor will pay promptly when due all taxes and assessments upon the Collateral or for its use or ownership.

            5.4 Debtor will furnish Secured Party with such information regarding the Collateral as Secured Party may request and will allow Secured Party at any reasonable time to inspect Debtor's records regarding the Collateral.

            5.5 Debtor will promptly deliver to the Escrow Agent all certificates and other instruments or documents evidencing title or rights to the Collateral, including certificates and other instruments and documents that Debtor receives in the future.

            5.6 Debtor will immediately notify Secured Party in writing of any change in Debtor's name, identity, or corporate structure and of any change in the location of Debtor's chief executive office or state of incorporation.

      6. Holding and Delivery of the Collateral.

            6.1 Pursuant to the Redemption Agreement, the Secured Party shall assign the Stock to Debtor by means of an assignment separate from certificate. Debtor shall, in turn, execute an assignment separate from certificate for purposes of this stock pledge to transfer the Stock to the

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COX, HODGMAN & GIARMARCO, P.C.
101 West Big Beaver Road, Suite 1000, Troy, Michigan 48084-5280
248-457-7000

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                                                                          Page 3

Debtor in the event of a default. Debtor shall also execute and deliver to the Escrow Agent all stock powers, bond powers, assignments, endorsements, powers of attorney, agreements instructions to issuers, securities intermediaries, and other parties, and other documents that Secured Party may from time to time request to perfect Secured Party's security interest in the Collateral or to facilitate transfer of the Collateral. The stock certificate representing the Stock (the "Certificate"), both assignments of stock separate from certificate, and all other documents executed by the Debtor regarding the Collateral (collectively the "Documents") shall be delivered to the Escrow Agent. Escrow Agent shall hold and deliver the Documents pursuant to the terms and conditions of this Agreement.

            6.2 Escrow Agent shall hold and deliver the Documents as follows:

                  (a) Upon full payment or performance of the Obligations, Debtor shall deliver written notice to Escrow Agent and Secured Party of the full payment or performance of the Obligations by Debtor. Unless Escrow Agent shall have received a written statement from Secured Party contesting the full payment or performance of the Obligations within 30 days of the date Debtor delivered written notice to the Secured Party, Escrow Agent deliver the Documents to Debtor, free and clear of the restrictions of this Agreement.

                  (b) Upon written notice by Secured Party delivered to Escrow Agent and Debtor that Debtor is in default under any of the Obligations and that the default has continued beyond any applicable cure period, and demand for delivery by Secured Party, Escrow Agent shall deliver the Documents to Secured Party unless Escrow Agent shall have received a written statement contesting these facts from Debtor within 30 days of the date Secured Party delivered written notice to Debtor.

            6.3 If either Debtor or Secured Party objects to the delivery of the Documents under Subsection 6.2, Escrow Agent shall be entitled to continue to hold the Documents until the dispute is resolved either by the written agreement of the parties or by order of a court of competent jurisdiction.

            6.4 While Escrow Agent holds the Documents, and prior to any notice of Debtor's default under any of the Obligations, Debtor shall be deemed the owner of the Stock and it shall be treated as redeemed and canceled by the Corporation.

            6.5 Upon the delivery of the Documents, this Agreement and the security interest in the Collateral shall terminate.

            6.6 Escrow Agent is acting merely as a depository. Escrow Agent shall have no responsibility for the authenticity of any notice, protest, or other document presented to it, or any signatures on any such notice, protest, or other document. Escrow Agent shall have no liability for its performance or failure to perform under this Agreement, except for its gross negligence or intentional misconduct and failure to exercise good faith.

            6.7 Escrow Agent shall be paid no fee for its services rendered under this Agreement.

            6.8 Debtor and Secured Party, jointly and severally, agree to reimburse Escrow Agent for all expenses it incurs as a result of any litigation or other legal proceedings related to the Collateral or this Agreement, including actual attorney fees.

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COX, HODGMAN & GIARMARCO, P.C.
101 West Big Beaver Road, Suite 1000, Troy, Michigan 48084-5280
248-457-7000

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                                                                          Page 4

      7. Remedies. Secured Party shall have all of the rights and remedies of a secured party under applicable laws. Without limiting those rights and remedies, if all or any part of the Obligations are not performed including the Note being paid at maturity:

            7.1 Secured Party will have the right, but no obligation, without notice to Debtor and without Debtor's consent, to vote or give any consent with regard to any of the Collateral consisting of securities and to enter into extensions, reorganizations, mergers, consolidations, or other agreements relating to the securities and, in connection with the transaction, to deposit or surrender control of any of the securities, to accept other property or money in exchange for them, and to take any other actions regarding the securities that Secured Party considers desirable.

            7.2 Secured Party shall have the right, but no obligation, to revoke and terminate any or all rights that Secured Party shall have given to Debtor or permitted Debtor to retain, to control any uncertificated security, security entitlement, or securities account included in the Collateral.

            7.3 Secured Party will have the right, but no obligation, to exercise and enforce any or all of Debtor's rights and remedies with respect to the Collateral, including, but not limited to, the right to demand, enforce payment of, collect, and receive all dividends, interest, principal payments, and other sums at any time owing with respect to any of the Collateral, and to apply the sums to the indebtedness in the manner that Secured Party determines.

            7.4 Secured Party may sell or otherwise dispose of the Collateral in any commercially reasonable manner. Any notification required to be given by Secured Party to Debtor regarding any sale or other disposition of Collateral shall be considered reasonable if mailed at least ten days before the sale or other disposition.

            7.5 The proceeds of any collection or disposition of collateral shall be applied first to Secured Party's attorney fees and expenses, as provided in Section 8, and then to the Obligations, in the manner that Secured Party shall determine, and Debtor shall be liable for any remaining deficiency.

            7.6 All rights and remedies of Secured Party shall be cumulative and may be exercised from time to time.

      8. Expenses. Debtor shall reimburse Secured Party on demand for all attorney fees, legal expenses, and other expenses that Secured Party incurs in protecting and enforcing Secured Party's rights under this agreement. This includes fees and expenses incurred in trying to obtain possession of the Collateral, a trustee or receivor in bankruptcy, or any other person. Secured Party may apply any proceeds of collection or disposition of the collateral to Secured Party's reasonable attorney fees, legal expenses, and other expenses.

      9. Miscellaneous.

            9.1 Notices. Any notice under this Agreement shall be in writing, and shall be deemed sufficient if delivered personally, mailed by certified or registered mail, return receipt requested, or sent via facsimile if receipt is acknowledged. Notice shall be deemed to have been given when personally delivered, two business days after having been mailed by certified or registered mail, return receipt requested, or one business day after acknowledgment of receipt of notice via facsimile transmission.

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COX, HODGMAN & GIARMARCO, P.C.
101 West Big Beaver Road, Suite 1000, Troy, Michigan 48084-5280
248-457-7000

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                                                                          Page 5

            9.2 Governing Law. This Agreement shall be governed by Michigan law.

            9.3 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, personal representatives, successors and any permitted assigns.

            9.4 Extensions, Modifications and Waivers. This Agreement may be modified or amended only by the written agreement of the parties. No waiver of any breach of any provision of this Agreement shall constitute a waiver of any preceding or succeeding breach of the same provision. No extension of the time for performance of any obligation or other act shall be deemed to be an extension of the time for the performance of any other obligation or any other act.

            9.5 Number and Gender. Where appropriate, words that reflect the masculine, feminine, or neuter gender shall be construed to also reflect the other genders; and words that reflect either the singular or plural shall also be construed to reflect the other.

            9.6 Attorney Fees. The prevailing party in any litigation or arbitration under this Agreement shall be entitled to its reasonable costs, including attorney fees.

SECURED PARTY AND DEBTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES HIS AND ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION, INCLUDING ANY CLAIM, COUNTERCLAIM, CROSS-CLAIM OR THIRD-PARTY CLAIM ("CLAIM") THAT IS BASED UPON, ARISES OUT OF, OR RELATES TO THIS PLEDGE AGREEMENT OR THE OBLIGATIONS, INCLUDING, WITHOUT LIMITATION, ANY CLAIM BASED UPON, ARISING OUT OF, OR RELATING TO ANY ACTION OR INACTION OF SECURED PARTY IN CONNECTION WITH ANY ACCELERATION OF THE NOTE OR ANY ENFORCEMENT OF SECURED PARTY'S SECURITY INTEREST IN THE COLLATERAL.

Date: April 2, 2004

CORPORATION & DEBTOR:                SECURED PARTY:
EUGENE WELDING COMPANY

/s/ Charles Vanella                  /s/ Charles Vanella
--------------------------------     ------------------------
By: Charles Vanella
Its: President & CEO

ESCROW AGENT:
CUSMANO & CO., P.C.

/s/ Roger Weaver
--------------------------------
By: Roger Weaver
Its: PRINCIPAL

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COX, HODGMAN & GIARMARCO, P.C.
101 West Big Beaver Road, Suite 1000, Troy, Michigan 48084-5280
248-457-7000